Exhibit 10.22

NON-COMPETITION AGREEMENT

Employee:   Steven A. Ellers

In consideration of your continued employment by The West Company, Incorporated or any of its subsidiaries or affiliates (the “Company”) and the Company’s promise to make the payments set forth below, the Company and you agree as follows:

1.                                       Definitions:  As used in this Agreement:

a.     the “Restrictive Period” means that period of time which commences on the date hereof and ends on the first anniversary of the date on which you cease to be employed by the Company or any of its subsidiaries or affiliates;

b.     the “Company’s Business” means (i) the manufacture and sale of stoppers, closures, containers, medical device components and assemblies made from elastomers, metal, plastic and glass for the health care and consumer products industries; and (ii) any other business conducted by the Company during the Restrictive Period in which you have been actively involved while an employee of the Company;

c.     “Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization; and

d.     An “Affiliate” of any Person means any Person directly or indirectly controlling, controlled by or under common control with such Person.

2.             Restriction on Competition.  During the Restrictive Period, you will not, and will not permit any of your Affiliates, or any other Person, directly or indirectly, to:

a.     engage in competition with, or acquire a direct or indirect interest or an option to acquire such an interest in any Person engaged in competition with, the Company’s Business in the United States (other than an interest of not more than 5 percent of the outstanding stock of any publicly traded company);

b.     serve as a director, officer, employee or consultant of, or furnish information to, or otherwise facilitate the efforts of, any Person engaged in competition with the Company’s Business in the United States; or

c.     solicit, employ, interfere with or attempt to entice away from the Company any employee who has been employed by the Company in an executive or supervisory capacity in connection with the conduct of the Company’s business within one year prior to such solicitation, employment, interference or enticement.

3.             Consideration.  In consideration of your agreement not to compete contained in paragraph 2, commencing on the date on which you are no longer employed by the Company (the “Exit Date”) and until the end of the Restrictive Period, the Company will pay you, on a bi-weekly basis, an amount equal to your base salary during the twelve-month period prior to the Exit Date, less normal deductions.  During the period from the Exit Date until the end of the Restrictive Period, the Company will also continue on your behalf the medical, dental and life insurance coverage offered to active employees, provided you make any required contributions with respect to each such plan.  Notwithstanding the foregoing, if the Company terminates your employment for “cause”, the Company shall not be obligated to make such payments or provide such benefits.  Termination shall be deemed for cause if you are terminated for dishonesty, disloyalty, willful misconduct, gross negligence, theft, conviction of a crime, drunkenness, unethical business conduct, refusal to perform your duties or a breach of this Agreement.  Your obligations under Section 2 hereof shall continue notwithstanding termination of your employment for cause.  The foregoing description of termination for cause notwithstanding, you or the Company may terminate your employment relationship at any time, for cause or for no reason at all.

4.             Enforcement.  You acknowledge that a breach of this Agreement will cause the Company immediate and irreparable harm for which the Company’s remedies at law (such as money damages) will be inadequate.  The Company shall have the right, in addition to any other rights it may have, to obtain an injunction to restrain any breach or threatened breach of this Agreement.  Should any provision of this Agreement be adjudged to any extent invalid by any competent tribunal, that provision will be deemed modified to the extent necessary to make it enforceable.  The Company may contact any person with or for whom you work after my employment by the Company ends and may send that person a copy of this Agreement.

5.             Binding Effect.  Your undertakings hereunder will bind you and your heirs and legal representatives regardless of (a) the duration of your employment by the Company, (b) any change in your duties or the nature of your employment, (c) the reasons for manner of termination of your employment, and (d) the amount of your compensation.

6.             Miscellaneous.  This Agreement (a) shall in no way bind you or the Company to a specific term of employment, (b) supersedes any prior understandings and constitutes the entire understanding between the Company and you about the subject matter covered by this Agreement, (c) may be modified or varied only in writing signed by the Company and you, (d) will inure to the benefit of the successors and assigns of the Company, and (e) will be governed by Pennsylvania law.

Dated:	10/5/94	/s/Steven A. Ellers
Steven A. Ellers

THE WEST COMPANY, INCORPORATED

		By	/s/George R. Bennyhoff
George R. Bennyhoff
Senior Vice President, Human Resources